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Friday April 30, 8:01 am Eastern Time

Company Press Release

SOURCE:  Four Media Company

Four Media Company Completes Acquisition of TVP Group Plc

- Expands Geographic Reach to Strategic UK Market - - Broadens Client Base and Increases Service Capabilities

BURBANK, Calif., April 30/PRNewswire/ -- Four Media Company (Nasdaq:  FOUR -
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news) today announced that it has acquired all of the outstanding shares of TVP
Group Plc ("TVP"), a London-based provider of technical and creative services to the entertainment industry, including U.K. and European media companies and the international operations of the U.S. major motion picture and television studios. The purchase price consists of approximately $10.0 million in cash, including the repayment of debt, plus an additional amount of up to $800,000 in the form of a contingent payment based upon, among other things, operating results achieved for the twelve months following the acquisition.

Commenting on the transactions, Robert T. Walston, Chairman and Chief Executive Officer of Four Media Company stated, "The acquisition of TVP represents a significant step in the globalization of our business. TVP was formed 16 years ago by Simon Kay and Nick Panaman. They have demonstrated their ability to build and sustain a profitable business and we welcome them to our senior management team. The addition of TVP to the Four Media family will enable us to service the global needs of our existing client base, while establishing a substantial presence in the expanding U.K. and European markets."

Simon Kay, Co-Managing Director of TVP added, "The combination of Four Media Company and TVP creates a formidable presence in the U.K. market. With their support, we will now be able to grow more rapidly to meet our clients' expanding service needs. We look forward to leveraging Four Media's experience in the U.S. and Asia as well as working together to grow the combined group's U.K. and European business."

TVP provides an extensive array of services including professional duplication, telecine, standards conversion, editing and DVD mastering and authoring to a broad range of studio clients through its TVP Videodubbing and Post Box operating units. Existing management will remain in place and have entered into long-term employment agreements concurrent with the closing of the acquisition.

Four Media Company is a leading provider of technical and creative services to owners, producers and distributors of television programming, feature films and other entertainment
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product both domestically and internationally. The Company's services integrate a variety of systems and processes to enhance the creation and distribution of entertainment content. Four Media's client base includes the world's largest entertainment companies. As a result of its investments and acquisitions, Four Media Company is one of the largest and most diversified providers of technical and creative services to the entertainment industry, which enables the Company to offer its customers a single source for such services.

This press release contains forward-looking statements which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends", "believes" and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SOURCE:  Four Media Company

More Quotes and News:  Four Media Co (Nasdaq: FOUR - news)
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Related News Categories:  computers, entertainment
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